SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

UNIVERSAL BIOENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

Nevada	333-123465	20-1770378
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

128 Biodiesel Drive
Nettleton, MS	38858
(Address of principal executive offices)	(Zip Code)

662-963-3333

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 26, 2008, Universal Bioenergy and Dr. Richard Craven entered into an employment agreement whereby Dr. Craven was appointed as Chief Executive Officer and a member of the Board of Directors of Universal. The term of the agreement is for one year. Pursuant to the employment agreement, Dr. Craven will receive a base salary of $60,000 per year and a signing bonus in common stock of Universal with a value of $100,000 (determined on the February 26, 2008) to vest on February 27, 2009. Dr. Craven is also entitled to a performance bonus which is equal to Five Percent (5%) of every One Million Dollars of profit (before taxes) of Universal (One Percent (1% to be paid in cash; and Four Percent (4%) to be paid in restricted common stock of Universal).

Dr. Richard Craven, PhD is 44 years old. Dr. Craven has more than fourteen years of business management experience and more than nine years’ experience in marketing. In addition, he has taught at the university level for nearly two decades. He has spent much of his career involved in the development of environmentally-friendly fuels, alternative energy, and biotechnology.

Dr. Craven was employed as a Managing Director of ANTEK ENERGY, LLC, an alternative energy production, management and consulting concern from January 2007 to February 2008. During the period May 2005 to February 2008, Dr. Craven worked as a Senior Advisor for Chemical Research for ANTEK RESEARCH INCORPORATED, a renewable energy research firm. Dr. Craven’ s related research projects were aimed at optimizing and improving biodiesel reactions and production, from component miscibility to use of reaction by-products to catalytic reactions for waste-to-fuel conversion and waste conversion to other useful products. All his work at ANTEK centers on the development of sustainable energy source utilization systems and other environmentally conscious projects.

During the period of December 2004 to February 2008, Dr. Craven founded KIRACO FINANCIAL SERVICES, a business financial services and commercial mortgages firm.

In addition, Dr. Craven has been a member of the teaching faculty at the following universities and colleges: UNIVERSITY OF PHOENIX ONLINE, Phoenix, AZ (11/03 to present); ARGOSY UNIVERSITY, Chicago, IL (10/07 to present); ART INSTITUTE OF PITTSBURGH, Pittsburgh, PA (1/03 to present); AXIA COLLEGE OF WESTERN INTERNATIONAL UNIVERSITY/University of Phoenix, Phoenix, AZ (1/05 to 12/06); MISSISSIPPI GULF COAST COMMUNITY COLLEGE - JD Campus, Gulfport, MS (8/02 to 8/03) and SPRING HILL COLLEGE, Mobile, AL (8/99 to 5/02).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following documents are being filed herewith by Universal as exhibits to this Current Report on Form 8-K:

10.6	Employment Agreement by and between Universal and Dr. Richard Craven.

UNIVERSAL BIOENERGY, INC. (Registrant)

Date: February 28, 2008	By:	/s/ James E. Earnest
James E. Earnest
President of Universal Bioenergy, Inc.